EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the inclusion in this Registration Statement of Prosperity Bancshares, Inc. on Form S-1 of our report dated January 23, 1998, on our audits of the financial statements of Union State Bank.


/s/ HARPER & PEARSON COMPANY

Houston, Texas
September 11, 1998